Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Ecuity, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Shane Smith, CEO and Chairman of the Board of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ M. SHANE SMITH
M. Shane Smith
CEO and Chairman of the Board May 21, 2006